Exhibit 10.10

THIRD CONFIRMATION OF SUBORDINATION AGREEMENTS

THIS THIRD CONFIRMATION OF SUBORDINATION AGREEMENTS dated as of May 8, 2006 (this “Confirmation”), is made by ALTA COMMUNICATIONS VIII, L.P., a Delaware limited partnership, ALTA-COMM VIII S BY S, LLC, a Delaware limited liability company, ALTA COMMUNICATIONS VIII-B, L.P., a Delaware limited partnership, ALTA VIII ASSOCIATES, LLC, a Delaware limited liability company, CALIFORNIA STATE TEACHERS’ RETIREMENT SYSTEM, a component unit of the State of California organized under the California Education Code, BANCBOSTON INVESTMENTS, INC., a Massachusetts corporation, and UNIONBANCAL EQUITIES, INC., a California corporation (collectively, the “Subordinated Creditors”) and LBI HOLDINGS I, INC. (“Holdings”), with and in favor of CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as Administrative Agent (the “Revolving Credit Administrative Agent”) for itself and for the lenders (the “Revolving Credit Lenders”) from time to time party to that certain Amended and Restated Credit Agreement referred to below, CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as Administrative Agent (the “Term Loan Administrative Agent” and, together with the Revolving Credit Administrative Agent, the “Administrative Agents”) for itself and for the lenders (the “Term Loan Lenders” and, together with the Revolving Credit Lenders, the “Senior Lenders”) from time to time party to that certain Amended and Restated Term Loan Agreement referred to below and CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as Collateral Agent for the Senior Lenders (the “Collateral Agent”).

WHEREAS, LBI Media, Inc. (the “Borrower”) is a party to the Amended and Restated Credit Agreement dated as of June 11, 2004 (as heretofore amended, restated, supplemented or otherwise modified, the “Existing Credit Agreement”) among the Borrower, the guarantors from time to time party thereto (the “Guarantors”, and collectively with the Borrower, the “Credit Parties”), the lenders from time to time party thereto, and Credit Suisse, Cayman Islands Branch (f/k/a Credit Suisse First Boston, Cayman Islands Branch), as Administrative Agent (the “Existing Administrative Agent”);

WHEREAS, in connection with the Existing Credit Agreement, the Subordinated Creditors executed and delivered to the Existing Administrative Agent a Second Confirmation of Subordination Agreements confirming their obligations under (A) that certain Investor Subordination Agreement dated as of March 20, 2001, as amended and confirmed by that certain Amendment and Confirmation of Subordination Agreements dated as of July 9, 2002 and as further amended and confirmed by the Second Confirmation of Subordination Agreements dated as of June 11, 2004 (the “Investor Subordination Agreement”), and (B) that certain Subordination and Intercreditor Agreement dated as of March 20, 2001, as amended by the Holdings Amendment, as amended and confirmed by that certain Amendment and Confirmation of Subordination Agreements dated as of July 9, 2002, as amended by the Holdings Second Amendment, as further amended and confirmed by the Second Confirmation of Subordination Agreements dated as of June 11, 2004, and as further amended by the Holdings Third Amendment (the “Intercreditor Agreement”);

WHEREAS, the parties to the Existing Credit Agreement have agreed to amend and restate the terms and conditions contained in the Existing Credit Agreement in their entirety, pursuant to the Amended and Restated Credit Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Amended and Restated Credit Agreement”) among the Borrower, the guarantors party thereto, the Lenders, certain other parties, and the Revolving Credit Administrative Agent;

WHEREAS, the parties to the Existing Credit Agreement have agreed to convert a portion of the obligations of the Credit Parties under the Existing Credit Agreement to Term Loans (as defined in the Amended and Restated Term Loan Agreement) pursuant to the Amended and Restated Term Loan Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Amended and Restated Term Loan Agreement” and, together with the Amended and Restated Credit Agreement, the “Senior Credit Agreements”);

WHEREAS, it is a condition to the availability of credit under the Senior Credit Agreements that the Subordinated Creditors shall have executed and delivered to the Administrative Agents this Confirmation and confirmed the subordination of the indebtedness and other obligations of the Credit Parties (as such term is defined in the Senior Credit Agreements) to the Subordinated Creditors;

NOW THEREFORE, in consideration of the willingness of the Administrative Agents and the Senior Lenders to enter into the Senior Credit Agreements and of the Senior Lenders to agree, subject to the terms and conditions set forth therein, to make the Senior Loans and issue Letters of Credit pursuant thereto, and for other good and valuable consideration, receipt of which is hereby acknowledged, it is hereby agreed, with the intent to be legally bound, as follows:

1. Amendments.

(a) The Investor Subordination Agreement and the Intercreditor Agreement are each hereby amended by providing that:

(i) Subject to clause (b)(i) below, all references therein to the “Administrative Agent” shall be deemed to be references to each Administrative Agent.

(ii) All references therein to the “Credit Agreement” shall be deemed to be references to each Senior Credit Agreement;

(iii) All references therein to the “Lenders” shall be deemed to be references to the Senior Lenders;

(iv) All references therein to the “Loan Documents” shall be deemed to be references to the Senior Facilities Documents;

(v) All references therein to the “Senior Creditors” shall be deemed to be references to the Administrative Agents and the Senior Lenders; and

(vi) All references to a “Default” or an “Event of Default” shall be deemed to be a reference to a “Default” or an “Event of Default”, respectively, under the

Amended and Restated Credit Agreement or a “Default” or an “Event of Default”, respectively, under the Amended and Restated Term Loan Agreement.

(b) Amendments to the Intercreditor Agreement.

(i) (A) The references to the Administrative Agent in Sections 1.2, 3.3(a)(other than such reference to the Administrative Agent in the first sentence thereof and the first reference to the Administrative Agent in the last sentence thereof, which shall be deemed to be a reference to the Collateral Agent only) and 3.3(b) shall be deemed to be references to each Administrative Agent and the Collateral Agent, (B) the references to the Administrative Agent in Sections 3.3(d), 3.3(e), 8(a), 9, 10 and 11 shall be deemed to be references to the Collateral Agent, and (C) the reference to the Administrative Agent in the first sentence of Section 4 and the first reference to the Administrative Agent in the last sentence of Section 4 shall be deemed to be a reference to the Collateral Agent only.

(ii) Section 3.3(c) of the Intercreditor Agreement shall be amended and restated in its entirety to read as follows:

“(c) Each Subordinated Creditor hereby irrevocably appoints, which appointment is irrevocable and coupled with an interest, the Collateral Agent as such Subordinated Creditor’s true and lawful attorney, with full power of substitution, in the name of such Subordinated Creditor, the Revolving Credit Agent, the Term Loan Agent, the Senior Lenders or otherwise, for the sole use and benefit of the Collateral Agent, to the extent permitted by law, to prove and vote all claims relating to the Subordinated Indebtedness (and, upon request by any Subordinated Creditor, the Collateral Agent shall provide to such Subordinated Creditor copies of all written materials filed with respect thereto), and to enforce all such claims and to receive and collect on all distributions and payments to which the Subordinated Creditor would otherwise be entitled on any liquidation of any Company or any of its property or in any proceedings affecting any Company or its property under any bankruptcy or insolvency laws or any laws or proceedings relating to the relief of any Company, readjustment, composition or extension of indebtedness of Reorganization. The Subordinated Creditors agree hereafter to promptly execute and deliver to the Collateral Agent all such further instruments confirming the above authorization and such powers of attorney, proofs of claim, assignments of claim and other instruments as may be requested by the Collateral Agent, on behalf of the Senior Lenders, to enforce all claims upon or in respect of the Subordinated Indebtedness.”

(iii) Section 3.6(c)(ii) of the Intercreditor Agreement shall be amended and restated in its entirety to read as follows:

“(ii) with respect to any Event of Default caused by the failure by the Credit Parties to comply with the provisions of Section 7.10 of the Revolving Credit Agreement for any period of time, 60 days after the Revolving Credit Agent and the Revolving Credit Lenders shall have received the financial statements and Compliance Certificate required to be delivered in respect of such period then most recently ended pursuant to Section 6.1 of the Revolving Credit Agreement and”

(iv) Section 6(a)(i) of the Intercreditor Agreement shall be amended and restated in its entirety to read as follows:

“(i) Such Subordinated Creditor becoming aware of the occurrence of any “Event of Default” under any of the Subordinated Agreements or any event which, upon notice or lapse of time or both, would constitute such an “Event of Default”;”

(c) Amendments to the Investor Subordination Agreement.

(i) All references to the “Senior Creditors” in Sections 3, 4 (except for the first reference to “Senior Creditors” therein) and 7 shall be deemed to be references to the Collateral Agent.

2. Confirmation. Except to the extent specifically amended hereby and subject to paragraph 3 below, the Investor Subordination Agreement and the Intercreditor Agreement shall each remain in full force and effect and all of the terms and provisions thereof are hereby ratified and confirmed in all respects. The Subordinated Creditors hereby acknowledge and confirm, for the benefit of the Administrative Agents, the Collateral Agent and the Senior Lenders and their respective successors and assigns, that all Indebtedness of the Credit Parties to the Administrative Agents, the Collateral Agent and the Senior Lenders under the Senior Credit Agreements or any other Senior Facilities Documents, whether relating to principal, interest (including, without limitation, interest that accrues after the commencement of any bankruptcy proceeding by or against any Credit Party or any of its subsidiaries and affiliates), premium and termination fees, expenses or other amounts due from time to time under the Senior Facilities Documents, shall constitute “Senior Indebtedness” under each of the Investor Subordination Agreement and the Intercreditor Agreement.

3. Alta Repayment. Notwithstanding the terms of the Investor Subordination Agreement or the Intercreditor Agreement to the contrary, on or within fifteen months after the Qualifying IPO Closing Date, Holdings may make the Alta Repayment and take any other actions contemplated thereby and the Subordinated Creditors may accept such payment and take any other actions contemplated thereby and such payment and acceptance of payment and such actions shall not be a breach of the Investor Subordination Agreement or the Intercreditor Agreement. On the Alta Repayment Date immediately after the Alta Repayment, subject to Section 15 of the Intercreditor Agreement, each of the Investor Subordination Agreement and the Intercreditor Agreement shall be deemed to be terminated; provided that if at any time any amount received by the Subordinated Creditors in respect of the Subordinated Indebtedness (as defined in each of the Investor Subordination Agreement and the Intercreditor Agreement) is rescinded or must otherwise be restored or returned by any Subordinated Creditor in respect of the Subordinated Indebtedness upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Holdings or any Credit Party or upon the appointment of any intervenor or conservator of, or trustee or similar official for, Holdings or any Credit Party or for any substantial part of their properties, then the Investor Subordination Agreement and the Intercreditor Agreement shall be reinstated as though the Alta Repayment had not been made.

4. Miscellaneous. Unless otherwise defined herein, all capitalized terms shall have the meanings ascribed to them in the Amended and Restated Credit Agreement and the Amended and Restated Term Loan Agreement. This Confirmation may be executed in any number of counterparts, each of which, when delivered, shall be an original, but all counterparts shall together constitute one instrument. Signatures sent by facsimile or as an electronic copy shall constitute originals. This Confirmation shall be governed by the laws of the State of New York and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

IN WITNESS WHEREOF, the parties hereto have caused this Confirmation to be duly executed as of the date first above written.

HOLDINGS I
LBI HOLDINGS I, INC.
a California corporation

/s/ Lenard D. Liberman
Lenard D. Liberman
Executive Vice President and Secretary

SUBORDINATED CREDITORS:
ALTA COMMUNICATIONS VIII, L.P.

By:	Alta Communications VIII Managers, LLC,
its General Partner

By:	/s/ Eileen McCarthy
Name:	Eileen McCarthy, Member

ALTA-COMM VIII S BY S, LLC

By:	/s/ Eileen McCarthy
Name:	Eileen McCarthy, Member

ALTA COMMUNICATIONS VIII-B, L.P.

By:	Alta Communications VIII Managers, LLC,
its General Partner

By:	/s/ Eileen McCarthy
Name:	Eileen McCarthy, Member

ALTA VIII ASSOCIATES, LLC

By:	Alta Communications, Inc.

By:	/s/ Eileen McCarthy
Name:	Eileen McCarthy, VP Finance

CALIFORNIA STATE TEACHERS’ RETIREMENT SYSTEM

By:	/s/ Richard Rose
Name:	Richard Rose
Title:	Portfolio Manager

BANCBOSTON INVESTMENTS INC.

By:	/s/ Mala D. Heymann
Name:	Mala D. Heymann
Title:	Managing Director

UNIONBANCAL EQUITIES, INC.

By:	/s/ Jean-Pierre Knight	/s/ Kevin Sampson
Name:	Jean-Pierre Knight	Kevin Sampson
Title:	Vice President	Senior Vice President

Acknowledged and agreed:

CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as Revolving Credit Administrative Agent

By:	/s/ William O’Daly
Name:	William O’Daly
Title:	Director

By:	/s/ Rianka Mohan
Name:	Rianka Mohan
Title:	Associate

CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as Term Loan Administrative Agent

By:	/s/ William O’Daly
Name:	William O’Daly
Title:	Director

By:	/s/ Rianka Mohan
Name:	Rianka Mohan
Title:	Associate

CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as Collateral Agent

By:	/s/ William O’Daly
Name:	William O’Daly
Title:	Director

By:	/s/ Rianka Mohan
Name:	Rianka Mohan
Title:	Associate